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EXHIBIT 5.1
                                May 6, 1998


Snyder Oil Corporation
777 Main Street
Fort Worth, Texas  76102

     Re:  Registration Statements on Form S-3
          Debt Securities
          Preferred Stock, par value $.01 per share
          Depositary Shares
          Common Stock, par value $.01 per share
          Warrants

Ladies and Gentlemen:

     As Vice President General Counsel of Snyder Oil Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the
Securities and Exchange Commission under theSecurities Act of 1933, as amended (the "Securities Act"), relating to the Company's offer and sale from time to time pursuant to Rule 415 under theSecurities Act of the following securities for an aggregate initial offering price not to exceed $300,000,000: (i) debt securities of the Company ("Debt Securities"); (ii) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"); (iii) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"); (iv) shares of common stock, par value $.01 per share, of the Company ("Common Stock"); and (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants", and, together with the Debt Securities, Preferred Stock, the Depositary Shares and Common Stock, the "Securities"). Capitalized terms used and not defined herein have the meanings respectively ascribed to them in the Prospectus or Prospectus Supplement (collectively, the "Prospectus") that are included as part of the Registration Statement.

     In connection with the opinions expressed below, I have examined such documents, corporate records and other writings as I have deemed necessary to enable me to express the opinions set forth herein. In such examination I have assumed the genuineness of all original documents and the conformity to original documents of all copies submitted to me.

     Based on the foregoing, it is my opinion that:

     1. With respect to Debt Securities to be issued under the Indenture, when (A) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (C) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and
(D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2. With respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid and non assessable.

     3. With respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreements approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued.

     4. With respect to shares of Common Stock, when both (A) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein) or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

     5. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters,
(B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.

     This opinion is limited to the substantive laws of the States of Texas and New York, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus and any Prospectus Supplement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act.

                                   Very truly yours,


                                   /s/ Peter E. Lorenzen
                                   Peter E. Lorenzen,
                                   Vice President General Counsel